Exhibit 10.5

                           ACCOUNT RECEIVABLE AGREEMENT

THIS ACCOUNT RECEIVABLE AGREEMENT (the "Agreement") is executed this 26th day of July 2005, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware Corporation ("Ramtron") and MUSHKIN, INC., a Colorado Corporation
("Mushkin").

                                  RECITALS

     A. Ramtron and D. George Stathakis ("Stathakis") have entered into a Stock Purchase Agreement of event date (the "SPA") concerning Ramtron's sale of Mushkin Shares (as defined in the SPA) to Stathakis.

     B. Ramtron and Mushkin jointly maintain the Mushkin Operating Account #494505412 at the Wells Fargo Bank, N.A., Denver, Colorado (the "Account") for the mutual benefit of Ramtron and Mushkin.

     C. Ramtron, Mushkin and Stathakis, in order to facilitate the payments due Ramtron pursuant to the SPA, desire to enter into this Agreement.

NOW, THEREFORE, Ramtron, Stathakis, and Mushkin in consideration of the promises set forth herein and other good and valuable consideration the sufficiency of which is acknowledged, agree as follows:

                                  ARTICLE I

1.1 Assignment and Authorization to Transfer Funds: Upon execution of this Agreement, Mushkin hereby assigns to Ramtron effective beginning July 16, 2005 and continuing during the period in which any Account Receivable Amount remains due to Ramtron, all of Mushkin's right, title and interest to any and all monies or funds deposited or retained in the Account by the Company received by the Company from customers and deposited in payment of an account receivable, (excluding, however, any monies deposited in the Account pursuant to credit card and/or wire transfer transactions or any capital contributions). Mushkin further authorizes Ramtron to access the Account, and transfer funds deposited into the Account by customers as payment of the Account Receivable Amount. Ramtron, however, may not transfer amounts deposited into the Account from credit card or wire payments. Ramtron may transfer as set forth herein for its own benefit and without Mushkin's approval in amounts determined by Ramtron up to a total amount of the Account Receivable Amount referenced in the SPA. During the period within which any Account Receivable Amount remains outstanding to Ramtron, Mushkin shall not pledge or otherwise assign any interest in the Account Receivable Amount which is held in the Account.

1.2 Maintenance of Account: While any Account Receivable Amount remains outstanding to Ramtron, Mushkin shall maintain the Account and deposit into the Account all income, receivables or any other amounts due Mushkin until payment in full of the Account Receivable Amount to Ramtron. Pending payment in full of the Account Receivable Amount due Ramtron, Mushkin shall not open or deposit into any other account any income, receivable or any other amount due Mushkin.

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                                  ARTICLE II
                                 MISCELLANEOUS

2.1 Attorney's Fees. In the event of any action between the parties to this Agreement seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys' fees, court costs and expert witness fees. Such costs shall include attorneys' fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

2.2 Counterparts. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

2.3 Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.

2.4 Definitions. Any defined terms within this Agreement not expressly defined herein shall have the meanings set forth in the SPA.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

Ramtron International Corporation, a Delaware Corporation


/s/ Greg B. Jones
-------------------------
By:  Greg B. Jones
Title:  President - Technical Group

Mushkin, Inc., a Colorado Corporation

/s/ D. George Stathakis
-------------------------
By: D. George Stathakis
Title:  President / Treasurer

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STATE OF COLORADO       )
                        )  ss.
COUNTY OF DENVER        )

The foregoing instrument was acknowledged before me this 26th day of July, 2005, by D. George Stathakis as an individual.

Witness my hand and official seal.

My commission
expires:  10-18-05                         /s/  Martha J. Hale
                                           -------------------
                                           Martha J. Hale
                                           Notary Public

                                           1400 16th Street, 6th Floor
                                           Denver, CO  80202
                                           ---------------------------
                                                    Address

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